UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2020 (May 22, 2020)

Seneca Biopharma, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-33672	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20271 Goldenrod Lane, 2 nd Floor, Germantown, Maryland 20876

(Address of Principal Executive Offices)

(301) 366-4960

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	SNCA	NASDAQ Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreements

On May 22, 2020, Seneca Biopharma, Inc. (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) with certain institutional investors (“Investors”) for the sale by the Company of 5,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at a purchase price of $1.00 per share (the “Offering”). The Offering resulted in gross proceeds to the Company of $5.0 million and closed on May 27, 2020. The net proceeds from the Offering were approximately $4.5 million after deducting certain fees and estimated transaction expenses. The net proceeds received by the Company from the transaction will be used for general corporate purposes and working capital.

The 5,000,000 shares of Common Stock sold in the Offering were offered and sold by the Company pursuant to an effective “shelf” registration statement on Form S-3, which was declared effective on June 23, 2017 (File No. 333-218608).

We previously entered into a placement agent agreement on January 17, 2020 (the “Engagement Agreement”) with H.C. Wainwright & Co., LLC (“Placement Agent”) whereby the Placement Agent receives (i) a cash fee equal to 8.0% of the gross proceeds received by the Company from the sale of the Common Stock, or $400,000, (ii) a management fee equal to 1.0% of the gross proceeds, (iii) $35,000 for non-accountable expenses, (iv) up to $90,000 for legal fees and other out-of-pocket expenses, (v) $12,900 for certain clearing services, and (vi) warrants to purchase up to 8.0% of the aggregate amount of shares of Common Stock sold in the Offering, or warrants to purchase up to 400,000 shares (the “Placement Agent Warrants”). The Placement Agent Warrants are immediately exercisable, have an exercise price of $1.25 per share, and expire on the 5-year anniversary of May 22, 2020. Neither the Placement Agent Warrants nor the shares of Common Stock underlying the Placement Agent Warrants have been registered with the Securities and Exchange Commission.

The foregoing description of the Purchase Agreements, Engagement Agreement, and the Placement Agent Warrants are not complete and are qualified in their entirety by references to the full text of the form of Purchase Agreement, the form of Engagement Agreement, and the form of Placement Agent Warrant which are filed hereto as exhibits 10.01, 10.02, and 4.01, respectively, to this report and are incorporated by reference herein.

A copy of the opinion of the Silvestre Law Group, P.C. relating to the validity of the shares of Common Stock issued in the Offering is filed herewith as Exhibit 5.01.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Form 8-K regarding the Placement Agent Warrants are incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

The Company issued a press release announcing the Offering on May 22, 2020 and a press release announcing the closing of the Offering on May 27, 2020. copies of the press releases are filed as Exhibits 99.01 and 99.02, respectively to this Current Report on Form 8-K and are incorporated by reference herein.

Exhibit 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
4.01	Form of Placement Agent Warrant
5.01	Legal Opinion of Silvestre Law Group, P.C.
10.01	Form of Securities Purchase Agreement
10.02	Form of Placement Agent Agreement *
99.01	Press Release dated May 22, 2020
99.02	Press Release dated May 27, 2020

* Filed as Exhibit 10.02 to the Current Report on Form 8-K filed on January 22, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 27, 2020	Seneca Biopharma, Inc.

/s/ Kenneth Carter
By: Kenneth Carter
Executive Chairman

INDEX OF EXHIBITS

Exhibit No.	Description
4.01	Form of Placement Agent Warrant
5.01	Legal Opinion of Silvestre Law Group, P.C.
10.01	Form of Securities Purchase Agreement
10.02	Form of Placement Agent Agreement *
99.01	Press Release dated May 22, 2020
99.02	Press Release dated May 27, 2020

* Filed as Exhibit 10.02 to the Current Report on Form 8-K filed on January 22, 2020.